SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LNR Property Corporation

(Name of Registrant as Specified in Its Charter)

LNR Property Corporation

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139—(305) 695-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 9, 2003

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

This is to notify you that the Annual Meeting of Stockholders of LNR Property Corporation will be held at the Loews Miami Beach Hotel, 1601 Collins Avenue, Miami Beach, Florida, on Wednesday, April 9, 2003 at 11:00 o’clock a.m. Eastern Daylight Savings Time for the following purposes:

1.	To elect three directors.

2.	To vote upon a proposal to increase the number of shares which may be issued under the

2000 Stock Option and Restricted Stock Plan.

3.	To transact any other business that may properly come before the meeting.

Only stockholders of record as of the close of business on February 14, 2003 will be entitled to notice of or to vote at the 2003 Annual Meeting or any adjournment of the meeting. Our transfer books will not be closed.

A Proxy Statement and form of Proxy accompany this notice.

It is important that your shares be represented at the 2003 Annual Meeting. Whether or not you intend to be present at the meeting, please sign, date and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you vote.

By Order of the Board of Directors

ZENA M. DICKSTEIN

Secretary

Dated: March 17, 2003

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

Our management is soliciting the accompanying Proxy. All shares represented by proxies will be voted in the manner designated; or, if no designation is made, they will be voted for the nominees for election to the Board of Directors named under the caption “Election of Directors” and for the proposal to increase the number of shares which may be issued under the 2000 Stock Option and Restricted Stock Plan. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. We are mailing this Proxy Statement and the accompanying form of Proxy on or about March 17, 2003 to all stockholders of record on February 14, 2003. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive before the meeting at our office at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

QUORUM AND VOTING

Record Date; Quorum

Only stockholders of record as of the close of business on February 14, 2003 will be entitled to notice of and to vote at the 2003 Annual Meeting. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our Common Stock and Class B Common Stock taken together is necessary to constitute a quorum for the transaction of business at that meeting.

Voting Rights

Our only outstanding voting securities on February 14, 2003 were 21,927,435 shares of Common Stock and 9,783,768 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes. The holders of Common Stock and Class B Common Stock will vote together as a single class on all matters.

Voting by Proxy

You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity.

PRINCIPAL STOCKHOLDERS

On February 14, 2003, the following persons are the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission, own beneficially more than 5% of any class of our voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class B Common Stock	Stuart A. Miller 700 NW 107th Ave, Suite 400 Miami, FL 33172	9,737,830(1)	99.53%

Common Stock	Third Avenue Management LLC 767 Third Avenue New York, New York 10017	1,735,850(2)	7.92%

Common Stock	FMR Corp.82 Devonshire Street Boston, MA 02109	1,517,695(2)	6.92%

Common Stock	Boston Partners Asset Management, L.P. 28 State Street, 20th Floor Boston, MA 02109	1,474,391(2)	6.72%

Common Stock	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,460,250(2)	6.66%

(1)	The shares of which Stuart A. Miller is shown as the beneficial owner include 8,188,630 shares of Class B Common Stock owned by MFA Limited Partnership and 1,449,200 shares of Class B Common Stock owned by The Miller Charitable Fund, L.P. Mr. Miller and his sister (who is married to Steven J. Saiontz, one of our directors) are trustees and beneficiaries of trusts that own directly and indirectly the limited partner interests in those two partnerships (except for minor limited partner interests they hold directly). Mr. Miller is the sole officer and director of the corporation that owns the general partner interests in the partnerships. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. Mr. Miller directly owns 100,000 shares of Class B Common Stock. In addition, Stuart A. Miller beneficially owns 407,092 shares of Common Stock.
(2)	Based on information contained in Schedule 13G’s filed with the Securities and Exchange Commission.

On February 14, 2003, The Depository Trust Company owned of record 21,197,336 shares of Common Stock, constituting 96.67% of the outstanding Common Stock, and 20,877 shares of Class B Common Stock, constituting 0.21% of the outstanding Class B Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

Our directors and executive officers beneficially owned the following voting securities of our Company on February 14, 2003:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class
Class B Common Stock	Stuart A. Miller	9,737,830	(4)	99.53%
Common Stock	Stuart A. Miller	407,092	(5)	1.86%
Common Stock	Brian L. Bilzin	17,700	(6)	(8)
Common Stock	Charles E. Cobb, Jr.	31,000	(7)	(8)
Common Stock	Edward Thaddeus Foote II	5,750		(8)
Common Stock	Stephen E. Frank	3,500		(8)
Common Stock	Connie Mack	1,000		(8)
Common Stock	Steven J. Saiontz	505,438		2.31%
Common Stock	Jeffrey P. Krasnoff	412,052		1.88%
Common Stock	Robert B. Cherry	95,595		(8)
Common Stock	Ronald E. Schrager	93,441		(8)
Class B Common Stock	Directors and executive officers as a group(9)	9,737,830	(4)	99.53%
Common Stock	Directors and executive officers as a group(9)	2,051,923		9.36%

(1)	Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 14, 2003, as follows: Stuart A. Miller (63,927), Brian L. Bilzin (3,000), Charles E. Cobb, Jr. (1,000), Edward Thaddeus Foote II (2,000), Stephen E. Frank (2,000), Connie Mack (1,000), Steven J. Saiontz (119,896), Jeffrey P. Krasnoff (109,000), Robert B. Cherry (28,573), Ronald E. Schrager (33,777), and all directors and executive officers as a group (595,326). Also includes shares held by the LNR Property Corporation Savings Plan and restricted stock awarded under the 2000 Stock Option and Restricted Stock Plan for the accounts of the named persons. Additional information about those shares is contained in Notes (3) and (4) to the Summary Compensation Table.
(2)	Pursuant to the 2001 Senior Officer Stock Purchase Plan, we entered into binding agreements with some of our senior officers to sell our Common Stock to them in installments for the fair market value of our Common Stock when the agreements were entered into, except that the agreement with a senior officer will terminate if the senior officer ceases to be employed by us. Amounts above include shares which senior officers have agreed to purchase within 60 days following February 14, 2003, as follows: Jeffrey P. Krasnoff (13,144), Robert B. Cherry (6,169) and Ronald E. Schrager (5,817), and all directors and executive officers as a group (54,071).
(3)	At November 30, 2002, a total of 31,352 shares of Common Stock (29,836 shares of which are vested), with an aggregate market value of $1,141,213 on that day, were held in employees’ accounts under the LNR Property Corporation Savings Plan. Holders of these shares are entitled to the dividends on the shares. The shares outstanding on November 30, 2002, included 1,948 shares in Steven J. Saiontz’s account (with a market value on that day of $70,907), 401 shares in Jeffrey P. Krasnoff’s account (with a market value on that day of $14,596) and 298 shares in Ronald E. Schrager’s account (with a market value on that day of $10,847). Stuart A. Miller does not participate in the LNR Property Corporation Savings Plan.
(4)	The shares of which Stuart A. Miller is shown as the beneficial owner include 8,188,630 shares of Class B Common Stock owned by MFA Limited Partnership and 1,449,200 shares of Class B Common Stock owned by The Miller Charitable Fund, L.P. Mr. Miller and Steven J. Saiontz’s wife (who is Mr. Miller’s sister) are trustees and beneficiaries of trusts that directly and indirectly own the limited partner interests in those two partnerships (except for minor limited partner interests they hold directly). Mr. Miller is the sole officer and director of the corporation that owns the general partner interests in the partnerships. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships even though he has only a limited pecuniary interest in those shares. Mr. Miller directly owns 100,000 shares of Class B Common Stock.

(5)	Does not include 111,100 shares of Common Stock owned by The Miller Foundation, Inc. and 54,957 shares of Common Stock owned by the Stuart A. Miller Family Foundation, Inc., both charitable foundations.
(6)	Does not include 415 shares owned by Brian L. Bilzin’s wife as to which he has no voting or investment power and 1,405 shares owned by Brian L. Bilzin’s sons as to which he has no voting or investment power and as to all of which he disclaims beneficial ownership. Does not include 9,637,830 shares of Class B Common Stock owned by partnerships controlled by a trust of which Brian L. Bilzin is a trustee but not a beneficiary.
(7)	Does not include 37,417 shares owned by Charles E. Cobb, Jr.’s wife, as to which he has no voting or investment power and as to all of which he disclaims beneficial ownership. Does not include 5,000 shares held by The Cobb Family Foundation, a charitable foundation.
(8)	Less than 1%.
(9)	Consists of 17 persons.

Stuart A. Miller, the Chairman of our Board of Directors, has the power to cast 81.59% of the votes that can be cast by holders of our Common Stock and Class B Common Stock. He has stated he intends to vote for the election of the director nominees listed below and for the proposal to increase the number of shares that may be issued under the 2000 Stock Option and Restricted Stock Plan. If he does that, and if there is a quorum present at the meeting, those director nominees will be elected, and the proposal will be approved, even if no other stockholders vote for the election of those director nominees or for approval of the proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of the end of the fiscal year ended November 30, 2002 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The information is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	1,631,270	$22.77	954,787

Equity compensation plans not approved by stockholders(2)	0	N/A	0

Total	1,631,270	$22.77	954,787

(1)	Includes securities authorized for issuance under the 2000 Stock Option and Restricted Stock Plan. We have issued 662,500 restricted shares under that plan (not including 217,500 shares that were issued and have subsequently vested).
(2)	We have no equity compensation plans not approved by stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In order to comply with Section 16(a) of the Exchange Act of 1934, our directors, executive officers, and persons owning more than 10% of our Common Stock or Class B Common Stock must file with the Securities and Exchange Commission reports showing their ownership of our Common Stock or Class B Common Stock and other equity securities of our Company and changes in their ownership.

Based on a review of the copies of the reports furnished to us and written representations that no other reports were required, we believe that our directors and executive officers complied in a timely fashion with all applicable Section 16(a) filing requirements during our fiscal year ended November 30, 2002. However, transfers in February 1999 and June 2001 from Leonard Miller, who until his passing in July 2002 was on our Board of Directors and beneficially owned more than 10% of our Class B Common Stock, to a limited partnership he controlled were not reported until August 2002.

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board of Directors by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The directors in each class serve for a three-year term, with the term of the directors in one class expiring at each Annual Meeting of Stockholders. The following persons have been nominated to serve as our directors until the 2006 Annual Meeting of Stockholders:

Name of Director	Age	Director Since	Term Ends

Nominated to serve until 2006 Annual Meeting of Stockholders

Jeffrey P. Krasnoff (1)	47	1997	2006
Stuart A. Miller (1)	45	1997	2006
Stephen E. Frank	61	2001	2006

Information about directors whose terms are not expiring

Brian L. Bilzin	57	1997	2004
Connie Mack	62	2001	2004
Steven J. Saiontz (1)	44	1997	2005
Edward Thaddeus Foote II	65	2000	2005
Charles E. Cobb, Jr.	66	2001	2005

(1)	Executive Committee Member.

Jeffrey P. Krasnoff is our President and Chief Executive Officer. Mr. Krasnoff assumed the role of Chief Executive Officer in December 2002. Before that, he was our President from the time we were formed in June 1997. He became a director in December 1997. From 1987 until June 1997, he was a Vice President of Lennar Corporation (“Lennar”). From 1990 until he became our President, Mr. Krasnoff was involved almost entirely in Lennar’s real estate investment and management division (the predecessor to a substantial portion of our business) and was involved with the creation of its loan workout and special servicing operations, as well as our formation. Prior to coming to LNR and Lennar, Mr. Krasnoff spent 10 years with KPMG Peat Marwick in New York City and Florida, where his areas of specialization included real estate and mergers and acquisitions.

Stuart A. Miller is the Chairman of our Board of Directors. He became the Chairman of our Board of Directors when we were formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to April 1997, Mr. Miller was a Vice President of Lennar

and held various executive positions with Lennar and its subsidiaries, including President of its principal homebuilding subsidiary from December 1991 to April 1997, and President of its principal real estate investment and management division (the predecessor to a substantial portion of our business) from April 1995 to April 1997. Mr. Miller is currently a director of Lennar and of Union Bank of Florida. He is the brother-in-law of Steven J. Saiontz.

Stephen E. Frank is the retired Chairman, President and Chief Executive Officer of Southern California Edison (“SCE”), a position he held from January 2000 to January 2002. From June 1995 to January 2000 Mr. Frank was President and Chief Operating Officer of SCE. Prior to joining SCE, Mr. Frank was President and Chief Operating Officer of Florida Power and Light, Executive Vice President and Chief Financial Officer of TRW, Inc., and Controller and Treasurer of GTE Corporation. Mr. Frank is currently a director of UNOVA, Inc., Washington Mutual, Inc. and Associated Electric and Gas Insurance Services Limited.

The Board of Directors recommends a vote FOR the election of the above named nominees as directors.

Brian L. Bilzin is, and since February 1, 1998, has been, a partner in the law firm of Bilzin Sumberg Baena Price & Axelrod LLP. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin.

Connie Mack, also known as Cornelius McGillicuddy III, is, and since February 2001 has been, Senior Policy Advisor to the government relations practice at the law firm of Shaw Pittman LLP. Senator Mack served in the U.S. Congress from 1983 to 2001, including service as a U.S. Senator from 1989 to 2001. From 1997 to 2001, Senator Mack served as the Republican Conference Chairman, making him the third-ranking member of the Senate Republican leadership. Prior to his election to the Congress, Senator Mack had been an executive in the banking industry from 1966 to 1982, including five years as President of the Florida National Bank of Lee County. He has been the President and a Founding Trustee of the American Cancer Society Foundation since 1992. Senator Mack currently serves as a director of Darden Restaurants, Inc., Exact Sciences Corporation, Genzyme Corporation, Moody’s Corporation, Mutual of America Life Insurance Company and several not-for-profit organizations.

Steven J. Saiontz is the Chairman of the Board of Directors of Union Bank of Florida. He served as our Chief Executive Officer from June 1997 until December 2002. Mr. Saiontz became one of our directors when we were formed in June 1997. For more than five years prior to that, he was the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of Lennar. Prior to joining Lennar, Mr. Saiontz spent several years with Southeast Bank in Miami, Florida. A former member of the Fannie Mae’s Southeastern Regional Advisory Board, he has also served on its National Advisory Council. Mr. Saiontz is currently a director of Lennar. He is the brother-in-law of Stuart A. Miller.

Edward Thaddeus Foote II is the President Emeritus and Chancellor of the University of Miami, a position he has held since June 2001. Prior to that, he was the President of the University of Miami from 1981 to June 2001. Chancellor Foote has had a longstanding career in the academic environment. From 1980 to 1981 he was Special Advisor to the Chancellor and Board of Trustees at Washington University. Chancellor Foote was Dean of the Washington University School of Law from 1973 to 1980, and from 1970 to 1973 he was Vice Chancellor, General Counsel and Secretary to the Board of Trustees of Washington University. Prior to that he was an associate with the law firm of Bryan, Cave, McPheeters and McRoberts. Chancellor Foote is currently a director of Ryder System, Inc. and Northern Trust of Florida Corporation, and is active in a number of educational and civic organizations.

Charles E. Cobb, Jr. is and since 1992 has been the Chief Executive Officer and Managing Director of Cobb Partners, Limited, a privately owned partnership affiliated with a group of companies involved in investments, real estate and resort development. Mr. Cobb was Chief Executive Officer of Arvida Corporation from 1972 to 1987 and Chief Executive Officer of Disney Development Company from 1984 to 1987. Mr. Cobb also served as a director and member of the Executive Committee of The Walt Disney Company from 1984 to 1987, as Group President, member of the Board of Directors and Chief Operating Officer of Penn Central Corporation from 1980 to 1983 and as President of the real estate subsidiaries of Kaiser Aluminum from 1968 to 1971. Prior to that, Mr. Cobb was a Vice President and the Chief Financial Officer of a real estate subsidiary of Kaiser Aluminum and was a securities analyst for the investment firm of Dodge & Cox. Mr. Cobb served as U.S. Ambassador to Iceland from 1989 to 1992 and as Under Secretary and Assistant Secretary of the U.S. Department of Commerce from 1987 to 1989. Mr. Cobb is a lifetime member of the Board of Trustees of the University of Miami and served as Chairman of its Board of Trustees from 1992 to 1995. Mr. Cobb currently serves as a director of several private companies.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation, long-term compensation and all other compensation of our President (who is our Chief Executive Officer), and of our four most highly compensated executive officers in addition to our President, for the year ended November 30, 2002:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus (2) ($)	Restricted Stock Awards (3) ($)	Securities Underlying Options	LTIP Payouts (2) ($)	All Other Compensation (4) ($)
Jeffrey P. Krasnoff President and Chief Executive Officer	2002 2001 2000	500,000 500,000 500,000	1,103,500 1,088,200 870,500	0 0 3,612,000	20,000 20,000 20,000	364,300 313,300 265,800	18,858 8,084 7,868

Steven J. Saiontz (former Chief Executive Officer)(1)	2002 2001 2000	500,000 500,000 500,000	1,607,000 1,576,300 1,341,000	0 0 3,612,000	20,000 20,000 20,000	0 0 0	17,678 16,834 16,618

Stuart A. Miller Chairman of the Board	2002 2001 2000	300,000 300,000 300,000	1,147,800 1,126,000 957,800	0 0 3,612,000	20,000 20,000 20,000	0 0 0	0 0 0

Robert B. Cherry Vice President - Chief Investment Officer	2002 2001 2000	350,000 300,000 300,000	463,200 544,400 552,900	0 0 903,000	10,000 10,000 10,000	155,600 147,100 92,800	7,678 6,834 6,618

Ronald E. Schrager Vice President - President, Finance & Servicing Division	2002 2001 2000	350,000 300,000 300,000	479,000 567,700 584,900	0 0 903,000	10,000 10,000 10,000	132,300 115,100 60,800	7,678 6,834 6,618

(1)	Mr. Saiontz resigned as our Chief Executive Officer effective December 2, 2002. He is currently a director.
(2)	The portion of the bonus earned for a fiscal year which is payable in April of the following year is shown under the caption “Bonus.” The portion of the bonus earned for a fiscal year which is payable in subsequent years, and will be forfeited if the recipient is not employed by us when payments are due, is shown in the Long-Term Incentive Plans—Awards table on page 9 of this Proxy. The portion of a prior year bonus which became payable in a fiscal year is shown under the caption “LTIP Payouts.”

(3)	The restricted stock awards for 2000 represent the market value of Common Stock issued under our 2000 Stock Option and Restricted Stock Plan (the “Plan”) at the date it was awarded. These shares vest over a five-year period. A person’s unvested shares will be forfeited when the person ceases to be employed by us or by a subsidiary. The holders of the restricted shares are entitled to dividends and to vote with regard to the shares from the time they are issued. Through November 30, 2002, a total of 880,000 restricted shares of Common Stock had been awarded under the Plan, and there were 662,500 shares still subject to restrictions as of that date, with an aggregate market value of $24,115,000. The restricted shares outstanding on November 30, 2002, included 150,000 shares for Jeffrey P. Krasnoff (with a market value on that day of $5,460,000), 150,000 shares for Steven J. Saiontz (with a market value on that day of $5,460,000), 150,000 shares for Stuart A. Miller (with a market value on that day of $5,460,000), 37,500 shares for Robert B. Cherry (with a market value on that day of $1,365,000) and 37,500 shares for Ronald E. Schrager (with a market value on that day of $1,365,000).
(4)	Consisting of (i) matching payments by us under the 401(k) aspect of our Savings Plan, (ii) term life insurance premiums and short-term and long-term disability insurance premium payments we made and (iii) automobile allowances, as follows:

		401(k) Match ($)	Term Life Insurance ($)	Short-Term Disability Insurance ($)	Long-Term Disability Insurance ($)	Automobile Allowance ($)
Jeffrey P. Krasnoff	2002 2001 2000	5,500 5,100 5,100	858 858 858	120 120 120	1,200 756 540	11,180 1,250 1,250

Steven J. Saiontz	2002	5,500	858	120	1,200	10,000
	2001	5,100	858	120	756	10,000
	2000	5,100	858	120	540	10,000

Stuart A. Miller	2002 2001 2000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Robert B. Cherry	2002	5,500	858	120	1,200	0
	2001	5,100	858	120	756	0
	2000	5,100	858	120	540	0

Ronald E. Schrager	2002 2001 2000	5,500 5,100 5,100	858 858 858	120 120 120	1,200 756 540	0 0 0

Directors who are not our employees are paid annual fees of $25,000 plus $2,500 for each Board of Directors meeting attended in person and $500 for each Board of Directors meeting in which they participate by conference communications equipment. If there is a committee meeting on a day that does not include a full Board of Directors meeting, the fee is $500 for that day. Additionally, beginning in January 2003, Audit Committee members receive $2,500 for attending meetings whether or not held on the same day as a Board of Directors meeting or other committee meeting. On the day of each Annual Meeting of Stockholders, each director who is not our employee is granted an option to purchase 1,000 shares of our Common Stock at the market value of the stock on that day. Each option becomes exercisable on the first anniversary of the grant date and expires on the third anniversary of the grant date. The option will expire six months after the death or disability of a director. The option will terminate upon resignation or retirement of a director. Leonard Miller received $119,230 for serving as Chairman of the Executive Committee of the Board of Directors during fiscal 2002. Directors who are also our employees receive no additional fees for services as directors.

Brian L. Bilzin is a partner in the law firm of Bilzin Sumberg Baena Price & Axelrod LLP, to which we paid fees during the fiscal years ended November 30, 2002 and 2001 totaling $4,519,631 and $4,029,109, respectively, for services to us or for services rendered at our request to entities for which we were acting as special servicer. We have continued to use this law firm during the current fiscal year.

The following table sets forth information about sums awarded to three of our five highest paid executive officers for the year ended November 30, 2002 under long-term incentive arrangements (the other two of the five highest paid officers were not awarded such sums):

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts

Name	Period Until Payout	Threshold $	Target $	Maximum(1) $
Jeffrey P. Krasnoff	1-5 Years	Not Applicable	Not Applicable	503,500
Robert B. Cherry	1-5 Years	Not Applicable	Not Applicable	340,300
Ronald E. Schrager	1-5 Years	Not Applicable	Not Applicable	324,500

(1)	This amount is payable in five equal annual installments conditioned on our continuing to employ the person.

The following table sets forth information about options granted to our five highest paid executive officers for the year ended November 30, 2002:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year	Exercise Price	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Appreciation For Option Term(1)
					5%	10%
Jeffrey P. Krasnoff	20,000	10.82%	$31.30	1/1/2012	$393,688	$997,683
Steven J. Saiontz	20,000	10.82%	$31.30	1/1/2012	$393,688	$997,683
Stuart A. Miller	20,000	10.82%	$31.30	1/1/2012	$393,688	$997,683
Robert B. Cherry	10,000	5.41%	$31.30	1/1/2012	$196,844	$498,841
Ronald E. Schrager	10,000	5.41%	$31.30	1/1/2012	$196,844	$498,841

(1)	Measured from date of grant (January 2, 2002), on which date the average of the high and low market price of our Common Stock was $31.30.

The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 2002 and options/SARs held as of the end of that year for our five highest paid executive officers:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on Exercise	Value Realized (1)	Number of Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End (2)
Name			Exercisable(E)/ Unexercisable(U)		Exercisable(E)/ Unexercisable(U)
Jeffrey P. Krasnoff	73,988	$1,768,313	90,000	(E)	1,298,000 (E)
			140,000	(U)	1,854,875 (U)

Steven J. Saiontz	4,104	$42,076	107,896	(E)	1,295,370 (E)
			148,000	(U)	1,632,575 (U)

Stuart A. Miller (3)	252,145	$8,516,259	51,927	(E)	646,829 (E)
			87,928	(U)	936,491 (U)

Robert B. Cherry	21,273	$311,956	18,898	(E)	321,403 (E)
			57,300	(U)	788,151 (U)

Ronald E. Schrager	16,675	$322,611	25,152	(E)	317,026 (E)
			58,500	(U)	754,806 (U)

(1)	Based upon the difference between the exercise price of the options/SARs and the market price of our Common Stock on the dates on which the stock options/SARs were exercised.
(2)	Based upon the difference between the exercise price of the options/SARs and the last reported sale price of our Common Stock on November 30, 2002.
(3)	During 2002, Mr. Miller exercised 232,000 options granted by Lennar, under the terms of the Lennar 1991 Stock Option Plan, before we were spun-off. When Mr. Miller exercised these options, he received, in addition to Lennar stock, one share of our Common Stock for each share of Lennar stock as to which the options were exercised.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Business Conduct and Ethics is included in Appendix B to this Proxy Statement. It is also available on our website at http://www.lnrproperty.com.

TRANSACTIONS WITH MANAGEMENT

Stuart A. Miller, the Chairman of our Board of Directors, is the President and Chief Executive Officer of Lennar Corporation. Partnerships, primarily owned by trusts of which he is a trustee, and he and members of his family are the beneficiaries, own approximately 15.4% of Lennar’s stock. Through the partnerships and his direct ownership, Mr. Miller has the power to cast 63.8% of the votes that can be cast by Lennar’s stockholders.

We and Lennar each own 50% of Lennar Land Partners and several other partnerships, from which Lennar frequently purchases land which it uses in its homebuilding operations, and from which we sometimes purchase property for commercial development. During the year ended November 30, 2002, Lennar paid $83.0 million to purchase land from partnerships owned by Lennar and us, and we purchased land from those partnerships for a total of $12.4 million. Also in 2002, we purchased from Lennar its 50% interest in one of these partnerships for $8.1 million. Amounts paid for these assets approximated fair value. During the year ended November 30, 2002, we received management fees totaling $1.8 million and Lennar received management and general contractor fees totaling $10.5 million from the partnerships.

Until December 2002, an agreement we entered into with Lennar in 1997 prevented us from engaging in businesses of the type in which Lennar was principally engaged in 1997, and prevented Lennar from engaging in businesses of the type in which we were principally engaged in 1997. Those provisions have now expired. Our Board of Directors and Lennar’s Board of Directors are considering reinstating those provisions because they feel they have helped Lennar and us to cooperate on property development projects.

In January 2001, our Board of Directors approved our Employee Share Repurchase Plan (the “Repurchase Plan”). Under the Repurchase Plan, employees can request that we purchase shares of our Common Stock that the employees acquire through the exercise of stock options or that become non-forfeitable on a restricted stock vesting date. The Repurchase Plan was amended in 2002 to include options issued by Lennar before we were spun off and stock purchased under the 2001 Senior Officers Stock Purchase Plan. If the purchase is approved by the Board of Directors or a committee comprised of two or more non-employee directors designated by the Board of Directors, we will purchase the shares at the market price on the applicable option exercise date, restricted share vesting date or stock purchase date.

During 2002, we repurchased 150,000 shares of our Common Stock under the Repurchase Plan, including 100,000 shares purchased from Stuart A. Miller, the Chairman of our Board of Directors, at $36.01 per share, and 50,000 shares purchased from Steven J. Saiontz, director and former Chief Executive Officer, at $32.93 per share. In January 2003, we repurchased 100,000 shares of our Common Stock under the Repurchase Plan, including 50,000 shares purchased from Mr. Miller, at $33.58 per share, and 50,000 shares purchased from Mr. Saiontz, at $33.58 per share.

In December 2002, we repurchased 95,000 shares of our Common Stock for a total of $3,273,700, from The Miller Foundation, Inc. The Miller Foundation, Inc. was formed by the family of Stuart A. Miller, and he is a director of the Foundation, but neither he nor any other member of his family has any economic interest in The Miller Foundation, Inc.

In July 2002, we transferred $800.6 million in face value of non-investment grade collateralized mortgage-backed securities to a qualified special purpose entity. The qualified special purpose entity sold $416.3 million face value of investment grade rated bonds to third parties for net proceeds of $402.3 million. A corporation controlled by the father-in-law of David G. Levin, one of our Vice Presidents, purchased $5.0 million of these securities.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Our Board of Directors has established various committees including Audit, Nominating/Corporate Governance and Compensation Committees.

Our Audit Committee consists of Charles E. Cobb, Jr., Edward Thaddeus Foote II and Stephen E. Frank. Our Board of Directors has determined that each of Mr. Frank (who is a former Chief Financial Officer of TRW, Inc. and a former Controller of GTE Corporation) and Mr. Cobb (who is a former chief financial officer of a subsidiary of Kaiser Aluminum and was a securities analyst for an investment firm, as well as having been involved in oversight of accounting matters at other companies) is an audit committee financial expert, as that term is defined in Securities and Exchange Commission (“SEC”) rules. The Audit Committee met seven times in fiscal 2002, including four telephonic meetings. Our Board of Directors has adopted a new charter for the Audit Committee that, among other things, complies with requirements of the Sarbanes-Oxley Act of 2002 and SEC rules enacted in response to it. A copy of that charter is included in Appendix A to this Proxy Statement. The Audit Committee’s functions are to: (i) assist the Board of Directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the people responsible for our internal audit function, and the performance of our independent auditors; (ii) prepare the report that SEC rules require to be included in our annual Proxy Statement; and (iii) provide an open avenue of communication among our independent auditors, internal auditors, management and the Board of Directors. Its responsibilities also include selecting and determining the compensation of our independent auditors, pre-approving all audit and non-audit services rendered to us by our independent auditors, meeting regularly with our independent auditors, our management and our internal auditors, reviewing any issues regarding accounting or internal controls, including any significant deficiencies in our internal controls reported to the Audit Committee by our Chief Executive Officer or our Chief Financial Officer, and receiving and reviewing complaints regarding accounting, internal controls or auditing matters, including anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The Nominating/Corporate Governance Committee was established in January 2003 and consists of Charles E. Cobb, Jr., Edward Thaddeus Foote II and Stephen E. Frank. The Nominating/Corporate Governance Committee presented, and the Board of Directors adopted, our Corporate Governance Guidelines in January 2003. The Nominating/Corporate Governance Committee’s functions are to: (i) identify individuals qualified to fill vacancies or newly created positions on our Board of Directors; (ii) recommend to our Board of Directors the persons it should nominate for election as directors at our Annual Meeting of Stockholders; and (iii) develop and recommend to our Board of Directors corporate governance principles applicable to us.

The Compensation Committee consists of Stuart A. Miller and Brian L. Bilzin. Leonard Miller served on the Compensation Committee until his passing in July 2002. The Compensation Committee met twice in fiscal 2002 while Leonard Miller and Brian L. Bilzin were its members. On September 26, 2002, the Board of Directors elected Stuart A. Miller to serve on the Compensation Committee and fill the vacancy created by Leonard Miller’s passing. The Compensation Committee’s functions are to: (i) recommend to the Board of Directors how our principal executive officer should be compensated; (ii) set policies, and review management’s decisions, regarding the compensation of our senior executives other than our principal executive officer; and (iii) produce the report on executive compensation required to be included in our Proxy Statement.

In addition, there is a Stock Option Committee, consisting of Stuart A. Miller and Jeffrey P. Krasnoff, which approves grants of stock options, restricted stock awards and stock appreciation rights to certain employees under the Plan, sets the terms of these options, and grants and administers the Plan. Leonard Miller served on the Stock

Option Committee until his passing in July 2002. The Stock Option Committee acted by written consent 14 times during fiscal 2002, but did not formally meet. There is also an Officers and Directors Stock Option Committee which administers our 2001 Senior Officers Stock Purchase Plan and considers grants of stock options and restricted stock awards to executive officers and directors under the Plan. This Committee consists of Stephen E. Frank and Charles E. Cobb, Jr. The Officers and Directors Stock Option Committee acted by written consent six times during fiscal 2002, but did not meet formally.

Our by-laws require that any significant transactions we have with Lennar or its subsidiaries, including significant decisions regarding Lennar Land Partners (a land joint venture of which we and Lennar each owns 50%), be approved by a Transaction Review Committee, formally known as the Independent Directors Committee, which consists entirely of members of our Board of Directors who are not directors, officers or employees of Lennar. The members of the Transaction Review Committee are Brian L. Bilzin, Stephen E. Frank and Connie Mack. The Transaction Review Committee acted by written consent twice during fiscal 2002, but did not meet formally.

Our Board of Directors normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 2002, the Board of Directors met four times. Each director attended all of the meetings of the Board of Directors that were held while he was a director and all of the meetings of all committees of the Board of Directors on which he served, except for Charles Cobb, who was absent from one Board of Directors meeting.

The Board of Directors has determined that four of our Board of Directors members, including all three of our Audit Committee members, are independent, as defined in the current listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. Additionally, our Board of Directors has determined that at no time during fiscal 2002 did any member of our Audit Committee of the Board of Directors perform simultaneous services on other public companies’ audit committees that would impair their ability to serve effectively on our Audit Committee.

PROPOSAL RELATING TO STOCK OPTION AND RESTRICTED STOCK PLAN

On February 24, 2003, our Board of Directors approved a 2,000,000 million share increase in the number of shares which may be issued under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan (the “Plan”). Before the increase, we had been authorized to issue 4,000,000 shares (consisting of 2,000,000 shares we were authorized to issue under our 1997 Stock Option Plan and an additional 2,000,000 shares that were authorized when the 1997 Stock Option Plan was amended and restated, and its name changed in 2000 to the Plan). We are asking our stockholders to approve the increase. The increase will not be effective unless our stockholders approve it by February 23, 2004. We may, before the stockholders approve the increase, grant options or award restricted stock relating to shares of Common Stock which may not be available unless the stockholders approve the increase in the number of shares which may be issued under the Plan. Any such options or awards of restricted stock will provide that they will be void unless the stockholders approve the increase by February 23, 2004.

As of February 14, 2003, we had (i) issued 1,015,294 shares because of exercises of options or vesting of restricted stock granted under the Plan; (ii) granted options for 1,665,419 shares which were outstanding; and (iii) issued 442,500 shares of restricted stock which had not yet vested. Therefore, only 876,787 shares were available to be made the subject of stock options or issued as restricted shares under the Plan.

Our Board of Directors believes stock options and restricted stock are important to our efforts to attract and retain key employees. They are particularly important because a substantial portion of our business involves analyzing and pricing complex real estate related financial products or commercial properties, and there are relatively few people who have the skills, training and background to be able to do this well. We believe most of the people who have the qualifications we seek find equity interests in us an important inducement to become and remain employed by us. We believe the number of shares which remain available under the Plan is too small for our key employee recruitment and retention needs. If the stockholders approve the increase in the number of shares which may be issued under the Plan, 2,876,787 shares will be available for future option grants or to be issued as restricted shares.

Description of the Plan

The purpose of the Plan is to encourage and enable our and our subsidiaries’ officers, employees and directors upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire equity interests in us, and by doing so, to stimulate the efforts of those officers, employees and directors on our behalf and strengthen their desire to remain with us or our subsidiaries.

Under the Plan, the Stock Option Committee of our Board of Directors administers the Plan (except that the Officers and Directors Stock Option Committee makes decisions relating to our officers and directors). It may grant stock options, separately or together with stock appreciation rights, and award restricted stock, to our officers, employees or directors or those of our subsidiaries. If the stockholders approve the increase in the number of shares which may be issued under the Plan, we will be able to issue a total of 6,000,000 shares under the Plan (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events), of which we have already issued 1,457,794 shares on exercises of options or as restricted stock (of which 442,500 shares are still subject to possible forfeiture), and 1,665,419 shares are the subject of currently outstanding options granted under the Plan. If an option expires, terminates or is cancelled without being exercised, the shares subject to that option may be made the subject of new options, separately or together with stock appreciation rights, and awards of restricted stock granted under the Plan. If the holder of restricted stock fails to satisfy applicable employment or other service requirements through the end of a vesting period, the restricted shares that are forfeited because of that will be available to be issued as new options, separately or together with stock appreciation rights, or as restricted stock. Options granted under the Plan may, or may not, be designated as Incentive Stock Options (“ISOs”), which receive special tax treatment, as described below under “Tax Consequences.” However, the exercise price of all ISO’s held by a person which first become exercisable in a year may not exceed $100,000.

The Committee which administers the Plan determines which officers, employees and directors will receive options under the Plan and the terms of the options granted to particular officers, employees or directors. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The Committee may determine that particular options will initially become exercisable at specified times, or in specified installments. However, no option may be exercisable until at least six months after it is granted. The Committee determines the exercise prices of options. Options that are ISOs, and options intended to satisfy an exception to Section 162(m) of the Internal Revenue Code for performance-based compensation, must have an exercise price of not less than 100% of the fair market value of the Common Stock on the date the option is granted. An ISO granted to a person who beneficially owns 10% or more of our stock must have a term of not more than five years and an exercise price equal to at least 110% of the market price on the date of grant. Stuart A. Miller beneficially owns more than 10% of our stock. The exercise price must be paid in cash or by check, unless the Committee permits it to be paid in whole or in part with shares of Common Stock valued at their fair market value when the option is exercised. Options granted under the Plan may not be assigned or transferred unless the Committee approves particular assignments or transfers which it determines will not result in specified negative tax effects and are otherwise appropriate and desirable. No officer, employee or director may receive options under the Plan in any fiscal year relating to more than 750,000 shares of Common Stock.

Stock appreciation rights may only be granted with regard to specific stock option grants. A stock appreciation right may not relate to more shares than may be issued on exercise of the option to which the stock appreciation right relates. A stock appreciation right gives the holder the right to receive, without payment by the holder, an amount equal to the excess of (i) the fair market value on the date the stock appreciation right is exercised of the shares of Common Stock as to which it is exercised over (ii) the amount the holder would have had to pay for those shares if the holder had purchased them by exercising the related stock option. When a stock appreciation right is exercised as to a number of shares, the holder will be deemed to surrender the related options with regard to that number of shares. The Committee may specify that the sum the holder will receive upon exercise of a stock appreciation right will be paid wholly or partly in cash or wholly or partly with Common Stock valued at its fair market value on the date the stock appreciation right is exercised.

The Committee may issue restricted stock to our officers, employees and directors and those of our subsidiaries. A person to whom shares of restricted stock are awarded will forfeit all or portions of the shares if the person ceases to be an officer, director or employee of our Company or its subsidiaries before the end of “vesting periods” specified by the Committee when the shares are awarded. Shares of restricted stock are outstanding, and entitle the holders to vote and to receive dividends, as soon as they are issued. However, until shares vest (i.e., are no longer subject to forfeiture), they may not be transferred, except in special instances when the Committee determines that particular transfers, which would be subject to the forfeiture provisions, would be appropriate. In some instances, in order to exempt awards of restricted stock from Section 162(m) of the Internal Revenue Code (which under some circumstances denies an employer the right to deduct part of the compensation to its highest paid executive officers), the right to receive restricted stock is subject to achievement by us, by one of our subsidiaries, or with regard to an aspect of our business, of financial performance goals which the Committee sets. No officer, employee or director may receive awards of more than 500,000 shares of restricted stock under the Plan in any fiscal year.

If there is a change of control of our Company, when it takes place all outstanding options will become exercisable in full, all restricted stock will become fully vested, and all performance goals will be deemed to be met, regardless of the terms on which options or shares were issued or granted.

The following table provides information about the options which were outstanding under the Plan on November 30, 2002:

Individual or Group Holding Options	Shares of Common Stock Subject to Options(1)	Average Per Share Exercise Price
Jeffrey P. Krasnoff	230,000	$22.69
Steven J. Saiontz	255,896	$24.96
Stuart A. Miller	139,855	$25.08
Robert B. Cherry	76,198	$21.84
Ronald E. Schrager	83,652	$23.59
All executive officers	1,284,799	$22.79
All directors who are not executive officers	9,000	$31.82
All employees other than executive officers	337,471	$21.82

(1)	Does not include 662,500 shares of restricted stock.

On February 14, 2003, the last sale price of the Common Stock reported on the New York Stock Exchange was $33.27.

Tax Consequences

The principal Federal income tax consequences to an officer, employee or director, and to us, of (i) the grant and exercise of options under the Plan, (ii) the sale of shares acquired through exercise of options and (iii) the grant and sale of restricted stock, are as follows:

Recipients do not have taxable income because they are granted options under the Plan.

Unless an option is an ISO, when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option. The fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock was held after exercise.

The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock as to which it was exercised exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the ISO. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the option was exercised, the difference between the exercise price and the sale price will be a capital gain.

When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder’s fair market value of any Common Stock received when a stock appreciation right is exercised will be the holder’s basis in that Common Stock.

When an employee is treated as receiving ordinary income as a result of exercise of a non-ISO or a stock appreciation right, we are required to pay withholding tax due with regard to that ordinary income. We may obtain the sum which is due by withholding from the employee’s compensation, by withholding from the number of shares we issue on exercise of the option or stock appreciation right or by requiring payment of the amount required to be withheld before we will issue shares upon exercise of the option or the stock appreciation right.

When a non-ISO or a stock appreciation right is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, we will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

Unless a person who receives restricted stock makes an “83(b) election” (as discussed below), the person will not realize taxable income (and we will not be entitled to a deduction) when we issue restricted stock to the person. However, when shares vest (i.e., are no longer subject to forfeiture), the holder will realize ordinary income, and we will be entitled to a deduction, equal to the fair market value of the shares at that time. The fair market value of the shares when they vest will be the holder’s tax basis in the shares, and any difference between that fair market value and the amount for which the person sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest. A person may, however, elect under Section 83 of the Internal Revenue Code to realize when the person receives shares of restricted stock compensation equal to the fair market value of the shares at that time. If a person does that, (a) the person will not realize any tax when the shares vest, (b) the person’s tax basis in the shares will be their fair market value when they are issued, (c) when the person sells the shares, any difference between their fair market value when they were issued and the amount for which the person sells the shares will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued, and (d) when we issue the shares, we will be entitled to a deduction equal to their fair market value at that time.

Required Vote

The proposal to approve the increase in the number of shares which may be issued under the Plan will be approved if a majority of the votes cast with regard to it are in favor of it. Stuart A. Miller has the power to control the voting of 9,737,830 shares of Class B Common Stock and 343,165 shares of Common Stock (not including stock options currently exercisable and exercisable within 60 days), which gives him the power to cast 81.59% of the votes that can be cast by holders of our Common Stock and Class B Common Stock. Mr. Miller has said he intends to vote in favor of the amendment to the Plan. If he does that, and if there is a quorum present at the meeting, the amendment to the Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

The Board of Directors recommends a vote FOR the increase in the number of shares which may be issued under the 2000 Stock Option and Restricted Stock Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of LNR Property Corporation’s Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 2002 and the basis for the compensation of Jeffrey P. Krasnoff, our President and our current Chief Executive Officer, and Steven J. Saiontz, who was our Chief Executive Officer during fiscal 2002.

Each year, the Compensation Committee reviews the compensation of each of our associates (i.e., employees) whose base salary for the previous year exceeded a specified level. This review includes salary for the prior year, the bonus earned in the prior year and management’s recommendations as to salary and bonus formulae for the following year.

The bonus formulae which our management recommends vary depending on particular associates’ positions and other factors. Bonuses for our highest paid executive officers and certain other associates is based on a percentage of our consolidated earnings for a year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. Bonuses for other associates are usually based on a percentage of their salaries. This percentage is based on a variety of factors which may include: (i) Company-wide performance, (ii) achievement of division/departmental goals, and (iii) achievement of personal goals.

The Compensation Committee almost always accepts our management’s recommendations as to all but our highest paid executive officers. This is because our management is far more familiar than anyone on the Compensation Committee with the individual associates, with prevailing levels of compensation in areas in which particular associates work and with other factors affecting compensation decisions. The Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management’s compensation decisions have been made responsibly.

The Compensation Committee reviews in greater depth the recommendations regarding the Chief Executive Officer and President and our other most highly paid executive officers. This review includes both proposed salaries and bonus formulae.

At its December 2001 and January 2002 meetings, the Compensation Committee discussed the proposed fiscal 2002 compensation of Jeffrey P. Krasnoff, our President and currently our Chief Executive Officer, and Steven J. Saiontz, our Chief Executive Officer during fiscal 2002. It noted that, although at the time Mr. Saiontz was our Chief Executive Officer, he had principal responsibility for a portion of our operations and Mr. Krasnoff had principal responsibility for the other portion of our operations, and, therefore, their levels of responsibility were in some respects equivalent. The Compensation Committee reviewed a compilation of information about compensation of senior officers of other real estate investment, finance and management companies. It determined that, while there was a wide variation in the compensation of senior officers of companies shown in the compilation, the proposed compensation of Messrs. Saiontz and Krasnoff should approximate that of the most senior officers of the companies included in the compilation that were most similar to ourselves. It then determined that for the year ended November 30, 2002, Mr. Saiontz and Mr. Krasnoff each would be paid a base salary of $500,000 plus a bonus equal to 0.70% of our consolidated earnings for that year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business.

At the December 2001 meeting, the Compensation Committee reviewed recommendations for salary and bonuses for our other executive officers, and approved the recommended compensation for the year ending November 30, 2002 of our executive officers in addition to Mr. Saiontz and Mr. Krasnoff. The meeting included approval of compensation to Stuart A. Miller for serving as our Chairman of the Board of Directors of $300,000 plus a bonus equal to 0.50% of our consolidated earnings for the year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. At the time of that meeting, Mr. Miller was not a member of the Compensation Committee, but Leonard Miller, who was Stuart A. Miller’s father, was. The Compensation Committee was aware that, while Stuart A. Miller devotes a substantial portion of his working time to our Company and participates actively in our Company’s significant strategic decisions, he devotes a majority of his working time to his duties as the President and Chief Executive Officer of Lennar Corporation.

The proposed fiscal 2002 compensation of Steven J. Saiontz, then our former Chief Executive Officer, Jeffrey P. Krasnoff, then our President, and Stuart A. Miller, the Chairman of our Board of Directors, as well as the recommendations for the salary and bonuses for our other executive officers, were reviewed with and approved by all of our directors who are independent.

The Compensation Committee or the Officers and Directors Stock Option Committee has the discretion to grant stock options and award restricted stock to executive officers. In 2002, the Officers and Directors Stock Option Committee recommended to the full Board of Directors grants of stock options for executive officers.

Stuart A. Miller, Chairperson

Brian L. Bilzin

AUDIT COMMITTEE REPORT

The Audit Committee of LNR Property Corporation’s Board of Directors reports the following:

(i)	The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements as of and for the year ended November 30, 2002.

(ii)	The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors with regard to the year ended November 30, 2002, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

(iii)	The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with Deloitte & Touche LLP their independence. Based on those disclosures and that discussion, the Audit Committee determined that Deloitte & Touche LLP was independent with respect to the Company with regard to the year ended November 30, 2002. When it made that determination, the Audit Committee was aware that (a) Deloitte & Touche LLP are the independent auditors for Lennar Corporation, as to which Stuart A. Miller, who is the Chairman of our Board of Directors and has the power to vote a majority of our shares, is the Chief Executive Officer of Lennar and has the power to vote a majority of Lennar’s outstanding stock, and (b) Deloitte & Touche LLP’s lead audit partner, who will be rotated off our engagement after the completion of the 2003 audit, may also serve as lead audit partner of the Lennar audit engagement in 2003.

(iv)	The Audit Committee has considered whether the provision of non-audit services by independent auditors is compatible with maintaining auditor independence and has adopted policies and procedures requiring pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors.

(v)	Each of the members of the Audit Committee is independent as defined by the current listing standards of the New York Stock Exchange and our Corporate Governance Guidelines and is considered “financially literate” as defined by the New York Stock Exchange.

(vi)	The Audit Committee has met with management, internal auditors and independent auditors and has discussed controls to minimize risk in reporting and otherwise.

Based on the review and discussions referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to in paragraph (i) above be included in our Annual Report on Form 10-K for the year ended November 30, 2002, for filing with the Securities and Exchange Commission.

Charles E. Cobb, Jr., Chairperson

Edward Thaddeus Foote II

Stephen E. Frank

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return on an investment of $100 in our Common Stock for the period beginning December 1, 1997 and ended November 30, 2002, assuming reinvestment of dividends, with the cumulative total return during that period of a similar investment in companies on the NAREIT Index, Russell 2000 Index, Standard & Poors 500 Index, and the Morgan Stanley REIT Index.

COMPARISON OF CUMULATIVE TOTAL RETURN

(December 1, 1997 = 100)

	1997	1998	1999	2000	2001	2002

LNR Property Corporation	100.00	82.86	75.71	87.14	117.52	147.24

NAREIT Index	100.00	85.31	73.40	93.61	112.93	120.18

Russell 2000 Index	100.00	91.90	104.43	102.62	105.92	93.81

S&P 500 Index	100.00	120.00	143.86	136.03	117.44	95.93

Morgan Stanley REIT Index	100.00	85.95	78.18	95.51	112.57	118.73

INDEPENDENT AUDITORS

Deloitte & Touche LLP audited our financial statements for the year ended November 30, 2002. The table below provides information concerning fees for which we were billed in the last fiscal year for services rendered by Deloitte & Touche LLP:

Description of Fees	Amount of Fees
	2002	2001
Audit Fees	$388,240	$249,482
Audit-Related Fees	111,598	75,449
Tax Fees	437,823	191,085
All Other Fees:
Tax Software Implementation	0	21,173
Other Fees	22,878	48,457

Total	$960,539	$585,646

Audit Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters of our fiscal years ended November 30, 2002 and 2001. Those fees also include audits of subsidiaries and partnerships in which we have invested, as well as comfort letters and consents related to Securities and Exchange Commission filings.

Audit-Related Fees—These fees were primarily for services rendered by Deloitte & Touche LLP for matters such as audits of employee benefit plans, agreed-upon procedures and consultation on accounting standards or transactions.

Tax Fees—These fees were for services rendered by Deloitte & Touche LLP for assistance with tax return preparation and tax consultation.

Other Fees—Other fees paid to Deloitte & Touche LLP relate primarily to licensing costs for tax compliance software.

Our Audit Committee has implemented procedures to ensure all audit and non-audit services provided by our independent auditors are pre-approved by the Audit Committee. These procedures require that at least two members of the Audit Committee approve all services prior to the commencement of work or the execution of an engagement letter. Our Audit Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Deloitte & Touche LLP. None of these services are of a type that were prohibited under the independent auditor independence standards of the Securities and Exchange Commission or would be prohibited by more rigorous standards adopted in January 2003. Although our Audit Committee has reviewed the types of services provided by our independent auditors, until September 2002, the Audit Committee did not pre-approve all services provided by our independent auditors.

Our Audit Committee has approved the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending November 30, 2003. Representatives of that firm are expected to be present at the 2003 Annual Meeting to answer questions. They will be given an opportunity to make a statement if they wish to do so.

STOCKHOLDER PROPOSALS

Proposals that stockholders wish to be included in next year’s Proxy Statement for the Annual Meeting to be held in 2004 must be received at our principal executive offices at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, no later than November 15, 2003.

OTHER MATTERS

Our management knows of no matters, other than those described above, that will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the persons voting the management proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

ZENA M. DICKSTEIN

Secretary

Dated: March 17, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors. Its primary functions are to:

•	Assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the people responsible for the Company’s internal audit function and (v) the performance of the Company’s independent auditors,

•	Prepare the report that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement, and

•	Provide an open avenue of communication among the Company’s independent auditors, its internal auditors, its management and its Board of Directors.

Organization

•	The Audit Committee will be composed of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) or, in the judgement of the Board of Directors, able to become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

•	At least one member of the Audit Committee will be a person who, through education and experience as a principal financial or accounting officer or similar position, experience actively supervising such principal financial or accounting officer, experience overseeing audits or assessing the performance of companies, or other relevant experience, has:

•	An understanding of generally accepted accounting principles and financial statements;

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues that can reasonably be expected to be raised by the Company, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

•	Beginning not later than August 1, 2003, at least one member of the Audit Committee must be independent. Beginning not later than August 1, 2004, all members of the Audit Committee must be independent. A director will not be “independent”:

•	If the director receives any consulting, advisory or other compensatory fee from the Company other than fees for serving in his or her capacity as a member of the Board of Directors and as a member of Board of Directors committees;

•	Unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is not otherwise an affiliate of the Company;

•	If the director is a former employee of the Company, until five years after the employment ended;

•	If the director is, or in the past five years has been, affiliated with or employed by a present or former independent auditor of the Company or of an affiliate, until five years after the end of either the affiliation or employment with the independent auditor or the auditing relationship;

•	If the director is, or in the past five years has been, part of an interlocking directorate in which a current executive officer of the Company serves or served on the compensation committee of another company that employs the director; or

•	If the director has an immediate family member in any of the categories listed in the two items immediately above, until after a five-year “cooling-off” period or until after the family member is deceased or becomes incapacitated.

•	The Board of Directors will designate a member of the Audit Committee to be the chairman of the Audit Committee.

•	The Audit Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting.

•	The Audit Committee may create subcommittees to perform particular functions, either generally or in specific instances.

Powers

The Audit Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation (a) to the independent accounting firm employed by the Company to audit its financial statements and (b) to any advisors employed by the Audit Committee.

The Audit Committee may require any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or with financial analysts who follow the Company.

Responsibilities

The Audit Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Audit Committee’s responsibility to certify the Company’s financial statements or to guarantee the independent auditors’ report.

To fulfill its responsibilities, the Audit Committee will:

Independent Auditors

1.	Pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to the Company or its subsidiaries by the Company’s independent auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934. The Audit Committee may delegate to one or more of its members who are independent the authority to grant pre-approvals.

2.	Be directly responsible for the appointment, termination, compensation, and oversight of the work, of any independent accounting firm employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such independent accounting firm will report directly to the Audit Committee.

3.	Have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements of the Company’s independent auditors.

4.	In order to evaluate the independent auditors’ qualifications, performance and independence, at least annually obtain and review a report by the independent auditors describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Company. This evaluation should include review of the partner in the independent auditing firm who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Company’s internal auditors.

5.	Present to the Board of Directors its conclusions regarding the independent auditors’ qualifications, performance and independence as a result of the evaluation described in the preceding paragraph.

6.	Meet regularly with the Company’s independent auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

7.	Review with the Company’s independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the independent audit team and the independent audit firm’s national office respecting auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the independent audit firm to the Company, and all other material written communications between the independent auditors and the management of the Company.

8.	Instruct the independent auditors that the Board of Directors and the Audit Committee are the auditor’s client.

9.	Ensure that the independent auditor’s lead audit partner, concurring audit partner and other audit partners that either provide ten or more hours of audit, review or attest services or serve as lead partner in the audit or review of a significant subsidiary, do not serve in that capacity for more years than allowed under applicable law. Consider whether the independent audit firm itself should be changed periodically.

10.	Meet separately, periodically, with management, with the internal auditors, and with the independent auditors.

11.	Report regularly to the Board of Directors.

12.	Establish hiring policies for employees or former employees of the independent auditors such that no former member of the engagement team of the independent auditors is employed by the Company in a financial reporting oversight role, unless the individual had not been a member of the independent audit engagement team during the one-year period preceding the initiation of the audit.

Internal Audit

1.	Review the appointment and replacement of the senior internal auditing executive.

2.	Review the organization, plan and results of the activities of the internal audit department.

3.	Review any significant changes in the planned scope of the internal audit function.

4.	Evaluate the performance of the senior internal audit executive and ensure that the incentive compensation awarded to the senior internal audit executive reflects the results of that evaluation.

Accounting and Reporting Process

1.	Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

2.	Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4.	Review the audited financial statements and discuss them with management and the independent auditors. Based on that review, and the reviews performed by the Audit Committee as described in paragraphs 1 through 4, make a recommendation to the Board of Directors relative to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

5.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditors, as necessary, that the Company’s subsidiary/foreign affiliated entities are conforming to applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

6.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Other

1.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2.	Discuss with the principal executive officer or officers and the principal financial officer or officers, prior to their certification of each annual or quarterly report filed by the Company with the SEC, (a) all significant deficiencies found by those officers in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud of which those officers have become aware, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Review generally earnings press releases issued by the Company (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Conduct an annual evaluation of its own performance.

7.	Conduct an annual review of this Charter and recommend to the Board of Directors any changes the Audit Committee deems appropriate.

APPENDIX B

CODE OF BUSINESS CONDUCT AND ETHICS

Purpose and Scope

Since its founding in 1997, LNR Property Corporation has insisted that all its employees maintain the highest level of integrity in their dealings with and on behalf of the Company, including dealings with its banks, with its stockholders and with others from whom the Company obtains financing.

This Code of Business Conduct and Ethics (“Code”) is intended to document the principles of conduct and ethics to be followed by the Company’s directors, officers and employees, including its principal financial officer and its principal accounting officer. Its purpose is to:

•	Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

•	Promote full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company,

•	Promote compliance with applicable governmental rules and regulations,

•	Provide guidance to directors, officers and employees to help them recognize and deal with ethical issues,

•	Provide mechanisms to report unethical conduct, and

•	Help foster a culture of honesty and accountability.

The Company will expect all its directors, officers and employees to comply at all times with the principles in this Code. A violation of this Code by an employee is grounds for disciplinary action up to and including discharge and possible legal prosecution.

Fair Dealing

•	Each employee will at all times deal fairly with the Company’s customers, suppliers, competitors and employees. While we expect our employees to try hard to advance the interests of the Company, we expect them to do so in a manner that is consistent with the highest standards of integrity and ethical dealing.

•	No employee is to take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of facts, or any other unfair-dealing practice.

Compliance with Laws, Rules and Regulations (Including Insider Trading Laws)

•	Employees must at all times comply in all material respects with all applicable laws, rules and regulations.

•	Directors, officers and employees are required to comply with the Company’s Policy Regarding Non-Public Information, and with all other policies applicable to them that are adopted by the Company from time to time.

•	All employees must cooperate fully with the people responsible for preparing reports filed with the Securities and Exchange Commission (“SEC”) and all other materials that are made available to the investing public to make sure those people are aware in a timely manner of all information that might have to be disclosed in those reports or other materials or that might affect the way in which information is disclosed in them.

Conflicts of Interest

•	Directors, officers and employees must do everything they reasonably can to avoid conflicts of interest or the appearance of conflicts of interest.

•	A “conflict of interest” occurs when an individual’s private interest is different from the interests of the Company as a whole. Conflict situations include:

(1)	When a director, officer or employee, or a member of his or her family, will benefit personally from something the director, officer or employee does or fails to do that is not in the best interests of the Company,

(2)	When an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively, and

(3)	When an employee, officer or director, or a member of his or her family, receives personal benefits from somebody other than the Company as a result of his or her position in the Company. Loans to, or guarantees of obligations of, such persons are of special concern.

•	If a conflict of interest becomes unavoidable, a director or the principal executive officer will promptly report the conflict of interest to the Board of Directors, an officer other than the principal executive officer will promptly report the conflict of interest to the principal executive officer and any other employee will promptly report the conflict of interest to his or her supervisor. In each instance the director, officer or employee will work with the person or persons to whom a conflict of interest is reported to devise an arrangement by which (1) that person or those persons (or their designee) will monitor the situation which creates, or gives the appearance of creating, a conflict of interest, (2) the director, officer or employee who has a conflict will, to the fullest extent possible, be kept out of any decisions that might be affected by the conflict of interest, (3) arrangements will be made to ensure that the director, officer or employee will not profit personally from the situation that causes the conflict of interest, and (4) every reasonable effort will be made to eliminate the conflict of interest as promptly as possible.

Corporate Opportunities

•	No director, officer or employee will:

(1)	take for himself or herself personally any opportunity of which he or she becomes aware, or to which he or she obtains access, through the use of corporate property, information or position;

(2)	make it possible for somebody other than the Company to take advantage of an opportunity in any of the Company’s areas of business of which the director, officer or employee becomes aware in the course of his or her activities on behalf of the Company, unless the Company has expressly decided not to attempt to take advantage of the opportunity;

(3)	otherwise use corporate property, information, or position for personal gain; or

(4)	compete with the Company generally or with regard to specific transactions or opportunities.

•	Directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

Confidentiality

•	Directors, officers and employees must maintain the confidentiality of all information entrusted to them by the Company or its customers that is treated by them as confidential, except when disclosure is authorized by the Company or legally mandated.

•	Confidential information includes all information that may be of use to the Company’s competitors, or that could be harmful to the Company or its customers, if disclosed.

•	Directors, officers and employees will comply with all confidentiality policies adopted by the Company from time to time, and with confidentiality provisions in agreements to which they or the Company are parties.

Protection and Proper Use of Company Assets

•	Directors, officers and employees will in all practicable ways protect the Company’s assets and ensure their efficient use.

•	Directors, officers and employees will use the Company’s assets only for the Company’s legitimate business purposes.

Change in or Waiver of the Code

•	Any waiver of any provision of this Code must be approved.

•	With regard to any director or officer, by the Board of Directors, or if a significant number of its members will be personally affected by the waiver, by a committee consisting entirely of directors who will not be personally affected by the waiver.

•	With regard to any employee who is not an officer of the Company, by the employee’s supervisor or such other person as is designated by the chief executive officer of the Company.

•	No waiver of any provision of this Code with regard to a director or officer will be effective until that waiver has been reported to the person responsible for the preparation and filing of the Company’s reports on Form 8-K (or any successor to that form) in sufficient detail to enable that person to prepare a report on Form 8-K containing any required disclosure with regard to the waiver. The Company will promptly disclose on Form 8-K, by means of the filing of such form and dissemination by the Internet or by other electronic means, any change in or waiver of the Code.

•	Any waiver of provisions of this Code will be reported in filings with the SEC and otherwise reported to the Company’s stockholders to the full extent required by the rules of the SEC and by any applicable rules of any securities exchange or securities quotation system on which the Company’s securities are listed or quoted.

Compliance

•	Directors, officers and employees must report promptly any violations of this Code (including any violations of the requirement of compliance with law). Failure to report a violation can lead to disciplinary action against the person who failed to report the violation which may be as severe as the disciplinary action against the person who committed the violation.

•	Normally, a possible violation of this Code by an employee other than an officer of the Company should be reported to the supervisor of the employee who commits the violation. However, any employee may report any possible violation to the general counsel of the Company.

•	A possible violation of this Code by a director or an officer of the Company should be reported to the general counsel of the Company. If an employee believes that in a particular situation it would not be appropriate to report a possible violation by a director or officer to the general counsel, the employee may report the possible violation to the principal executive officer of the Company, to the Chairman of the Audit Committee of the Company’s Board of Directors, or to any other officer or director of the Company to whom the employee believes it would be appropriate to report the possible violation.

•	The identity of the employee who reports a possible violation of this Code by another employee will be kept confidential, except to the extent the employee who reports the possible violation consents to be identified or the identification of that employee is required by law.

•	Possible violations may be reported orally or in writing and may be reported anonymously.

•	The Company will not allow retaliation for reports of possible violations made in good-faith.

Terms used in this Code

•	Any reference in this Code to the Company or to an employee of the Company is to LNR Property Corporation and all its subsidiaries.

•	Any reference in this Code to a director or officer of the Company is to a director or officer of LNR Property Corporation. It does not refer to a person who may be an officer of a subsidiary unless the person in fact functions as an officer of LNR Property Corporation, because the person is regularly involved in setting policy for LNR Property Corporation and its subsidiaries. For the purposes of this Code, a person who is an officer of a subsidiary will be treated as an employee, but not an officer, of the Company.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZLPK32

PROXY

1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139

Proxy for 2003 Annual Meeting

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Loews Miami Beach Hotel, 1601 Collins Avenue, Miami Beach, Florida on Wednesday, April 9, 2003, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

LNR PROPERTY CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZLPK31

X	Please mark votes as in this example.

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors and for the proposal to increase the number of shares which may be issued under the 2000 Stock Option and Restricted Stock Plan.

1.	ELECTION OF DIRECTORS (proposed by LNR Property Corporation):
	Nominees:	(01) Jeffrey P. Krasnoff, (02) Stuart A. Miller and (03) Stephen E. Frank		2.	To vote upon a proposal to increase the number of shares which may be issued under the 2000 Stock Option and Restricted Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	WITHHELD ☐	3.	To transact such other business as may properly come before the meeting.

	☐	For all nominees except as noted above

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZLPC32

PROXY

1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139

Proxy for 2003 Annual Meeting

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Loews Miami Beach Hotel, 1601 Collins Avenue, Miami Beach, Florida on Wednesday, April 9, 2003, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

LNR PROPERTY CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZLPC31

X	Please mark votes as in this example.

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors and for the proposal to increase the number of shares which may be issued under the 2000 Stock Option and Restricted Stock Plan.

1.	ELECTION OF DIRECTORS (proposed by LNR Property Corporation):
	Nominees:	(01) Jeffrey P. Krasnoff, (02) Stuart A. Miller and (03) Stephen E. Frank		2.	To vote upon a proposal to increase the number of shares which may be issued under the 2000 Stock Option and Restricted Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	WITHHELD ☐	3.	To transact such other business as may properly come before the meeting.

	☐	For all nominees except as noted above

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date: